UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): June 28, 2013

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, WI  54220
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously reported, on May 22, 2013, Orion Energy Systems, Inc. (the “Company”) entered into a Stock and Unit Purchase Agreement (the “Purchase Agreement”) with Harris Manufacturing, Inc., a Florida corporation (“HMI”), Harris LED, LLC, a Florida limited liability company (“HLED,” and together with HMI, “Harris”) and their respective shareholders and members.
On July 1, 2013, the Company completed the acquisition of all of the issued and outstanding equity interests of Harris, which designs, manufactures and sells energy efficient lighting systems (the “Transaction”).
The initial purchase price for the Transaction was approximately Ten Million Dollars ($10,000,000) (the “Initial Payment”), subject to post-closing adjustment for net working capital, and subject to up to an additional One Million Dollars ($1,000,000) payable in unregistered shares of common stock of the Company (the "Performance Shares") upon Harris achieving certain revenue milestones in calendar year 2013 and/or 2014.
The Initial Payment was paid at the closing of the Transaction, subject to adjustment as set forth above, as follows: (i) a cash payment of approximately Five Million Dollars ($5,000,000); (ii) the issuance of an unsecured subordinated three-year promissory note in the principal amount of Three Million Dollars ($3,000,000) bearing interest at the rate of 4% per annum; and (iii) the issuance of Two Million Dollars ($2,000,000) in value of unregistered shares of common stock of the Company (based on the trading price of the shares on the NYSE MKT), which represented an aggregate of 856,997 shares of common stock.
The forgoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 28, 2013, the Company entered into a Fourth Amendment to Credit Agreement dated as of June 30, 2010 (the “Amendment”) by and among the Company and its wholly-owned subsidiaries, Orion Asset Management, LLC, Clean Energy Solutions, LLC and Great Lakes Energy Technologies, LLC, and JPMorgan Chase Bank, N.A. The Amendment extends the maturity date of the revolving credit facility from June 30, 2013 to August 30, 2013.
The description of the Amendment set forth above is qualified by reference to the Amendment filed herewith as Exhibit 10.1, which Amendment is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth above in Item 2.01 regarding the unregistered sale of shares of common stock of the Company in connection with the Transaction is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 1, 2013, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01	Financial Statements and Exhibits.

(a)	Audited and Unaudited Financial statements of businesses acquired.
The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.
The Company will furnish any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.
Exhibit 2.1    Stock and Unit Purchase Agreement dated May 22, 2013 between Orion Energy Systems, Inc., a Wisconsin corporation, Harris Manufacturing, Inc., a Florida corporation, Harris LED, LLC, a Florida limited liability company and their respective shareholders and members.
Exhibit 10.1    Fourth Amendment to Credit Agreement, dated June 28, 2013, by and among Orion Energy Systems, Inc., Orion Asset Management, LLC, Clean Energy Solutions, LLC, Great Lakes Energy Technologies, LLC and JPMorgan Chase Bank, N.A.
Exhibit 99.1    Press Release of Orion Energy Systems, Inc. dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: July 1, 2013	By: /s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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